Endo Reports Third-Quarter 2024 Financial Results
and Reaffirms 2024 Financial Expectations

MALVERN, Pa., November 5, 2024 -- Endo, Inc. (“Endo” or the “Company”) (OTCQX: NDOI), today reported financial results for the third quarter ended September 30, 2024. Endo acquired substantially all of the assets of Endo International plc (“EIP”), on April 23, 2024, as contemplated by EIP’s plan of reorganization1.
“During the quarter, Endo’s XIAFLEX® franchise grew 13%, with strong performance from both the Peyronie’s disease and Dupuytren’s contracture indications,” said Scott Hirsch, Interim Chief Executive Officer at Endo. “We continue to achieve our 2024 financial objectives, underscoring both our dedication to patients and our focus on delivering value to our stakeholders.”

ENDO THIRD-QUARTER FINANCIAL PERFORMANCE
(in thousands)

	Successor	Predecessor
	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	% Change 2024 vs. 2023
Branded Pharmaceuticals	$217,180	$203,368	7%
Sterile Injectables	$80,128	$95,381	(16)%
Generic Pharmaceuticals	$110,830	$134,382	(18)%
International Pharmaceuticals	$18,368	$18,534	(1)%
Total Revenues, Net	$426,506	$451,665	(6)%
Net Loss	$(232,776)	$(28,483)	NM
Adjusted Net Income (a)	$61,963	$131,441	(53)%
Adjusted EBITDA (a)	$151,299	$143,050	6%
__________
(a)The information presented in the table above includes non-GAAP financial measures such as Adjusted Net Income and Adjusted EBITDA. Please refer to the “Supplemental Financial Information” section below for reconciliations of certain non-GAAP financial measures to the most directly comparable GAAP financial measures.
CONSOLIDATED RESULTS
Total revenues in third-quarter 2024 were $427 million, a decrease of 6% compared to $452 million in third-quarter 2023. This decrease was primarily attributable to competitive pressure across the Generic Pharmaceuticals and Sterile Injectables segments which was partially offset by Branded Pharmaceuticals segment revenue growth.
Net Loss in third-quarter 2024 was $233 million compared to $28 million in third-quarter 2023. This change was primarily due to the application of fresh start accounting.
1 As required by GAAP, due to the application of Fresh Start Accounting, results for the period must be presented separately for the predecessor period from January 1, 2024 through April 23, 2024 (the “Predecessor” period) and the successor nine months ended September 30, 2024 (the “Successor” period). However, to facilitate comparison of our operating results against the relevant prior periods the Company has combined the results of the Predecessor and Successor periods as non-GAAP measures (“combined” results).

Adjusted Net Income in third-quarter 2024 was $62 million compared to $131 million in third-quarter 2023. This change was primarily due to increased interest and income tax expense in third-quarter 2024.
Adjusted EBITDA was $151 million compared to $143 million in third-quarter 2023. This increase was primarily driven by reduced operating costs and improved adjusted gross margin, partially offset by decreased revenues.
SEGMENT RESULTS
Branded Pharmaceuticals segment revenues were $217 million in third-quarter 2024, a 7% increase compared to $203 million in third-quarter 2023.
Specialty Products revenues were $159 million in third-quarter 2024, representing a 6% increase compared to $150 million in third-quarter 2023. This increase was primarily attributable to a 13% increase in XIAFLEX® revenues to $128 million, driven by strong underlying demand and increased average net selling price. This increase was partially offset by decreased SUPPRELIN® LA revenues resulting from lower volumes and decreased NASCOBAL® Nasal Spray revenues due to discontinuation of the product.
Established Products revenues were $58 million in third-quarter 2024, representing a 9% increase compared to $53 million in third-quarter 2023. This increase was primarily driven by royalties and certain non-recurring milestone payments related to a prior development agreement.
Sterile Injectables segment revenues were $80 million in third-quarter 2024, a 16% decrease compared to $95 million in third-quarter 2023. This change was primarily attributable to competitive product pressures, driven by a decline in VASOSTRICT®, and temporary supply disruptions on several products that are expected to be substantially resolved by the end of 2024.
Generic Pharmaceuticals segment revenues were $111 million in third-quarter 2024, an 18% decrease compared to $134 million in third-quarter 2023. This change was primarily attributable to competitive pressure across a number of products, driven by a decline in varenicline tablets, the generic version of Chantix®, and dexlansoprazole delayed release capsules, the generic version of Dexilant®, partially offset by increased revenues from lidocaine patch 5%, the generic version of LIDODERM®.
International Pharmaceuticals segment revenues were $18 million in third-quarter 2024 compared to $19 million in third-quarter 2023.
BALANCE SHEET AND LIQUIDITY
As of September 30, 2024, Endo had approximately $368 million in unrestricted cash and cash equivalents.
Third-quarter 2024 net cash provided by operating activities was approximately $12 million compared to approximately $131 million net cash provided by operating activities during third-quarter 2023. This change was primarily driven by the final payment of certain escrowed professional fees incurred in connection with Endo International plc’s plan of reorganization, which are also reflected in the $79 million decrease in restricted cash, and increased interest and tax payments.
In October, Endo successfully completed the repricing of its $1.5 billion senior secured term loan (the “Term Loan”) due 2031. The Term Loan repricing reduces the applicable interest rate by 50 basis points to Term Secured Overnight Financing Rate plus 4.0%. There are no changes to the Term Loan maturity and all other terms and conditions remain substantially unchanged. Endo estimates that the Term Loan repricing will reduce cash interest expense by approximately $8 million annually.

FINANCIAL EXPECTATIONS
Based on third-quarter results and fourth-quarter expectations, Endo is affirming its Total Revenues and Adjusted EBITDA financial expectations for the full-year ending December 31, 2024. Financial expectations are inclusive of predecessor and successor periods.

	Prior Outlook	Current Outlook
($ in millions)
Total Revenues, Net	$1,720 - $1,780	$1,720 - $1,780
Adjusted EBITDA	$635 - $655	$635 - $655
Assumptions:
Segment Revenues:
Branded Pharmaceuticals	$875 - $905	$875 - $905
Sterile Injectables	$370 - $390	$350 - $370
Generic Pharmaceuticals	$410 - $420	$430 - $440
International Pharmaceuticals	~$65	~$65
Adjusted Gross Margin as a Percentage of Total Revenues, Net	~67%	~67%
Adjusted Operating Expenses	$595 - $615	$595 - $615
The foregoing information includes financial guidance, expectations and other forward-looking statements based on Endo’s current views, beliefs, estimates and assumptions. Actual results may differ materially and adversely from these and any other forward-looking statements, as further discussed below under the heading “Cautionary Note Regarding Forward-Looking Statements.”
PHASE 2 PLANTAR FASCIITIS STUDY UPDATE
On October 30, 2024, Endo received results from its Phase 2 dose-ranging clinical study of collagenase clostridium histolyticum (CCH) in participants with plantar fasciitis. While study participants receiving one treatment of CCH 0.6 mg showed numerical improvement from baseline on the Pain Intensity Numeric Rating Scale (NRS) average daily pain score compared to placebo, the difference was not statistically significant.
Though the Phase 2 study did not achieve its primary endpoint, the results were informative and, based on a post-hoc analysis, clinically meaningful for a subpopulation of patients—those with moderate to severe plantar fasciitis pain as determined by Foot Function Index subscales. Endo is continuing to evaluate the Phase 2 study data to determine next steps.
The safety profile of CCH in the Phase 2 study was consistent with the known safety profile from other CCH clinical studies. Most adverse events were local to injection and rated as mild to moderate with no treatment-related serious adverse events.
CONFERENCE CALL INFORMATION
Endo will host a conference call to discuss this press release later today, November 5, 2024, at 8:30 a.m. ET.
To participate in the call, please dial 800-836-8184 (U.S. and Canada toll-free) or 646-357-8785 (outside the U.S.) or join the live webcast at http://investor.endo.com/events. Please join 10 minutes prior to the scheduled start time.
A replay of the webcast will be available within 24 hours at investor.endo.com.

LIDODERM® is a U.S. registered trademark of Teikoku Pharma USA, Inc.
Dexilant® is a registered trademark of Takeda Pharmaceutical U.S.A., Inc.
Chantix® is a registered trademark of Pfizer Inc.

FINANCIAL SCHEDULES
The following table presents unaudited Total revenues, net (dollars in thousands):

	Successor	Predecessor
	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	% Change 2024 vs. 2023
Specialty Products:
XIAFLEX®	$127,992	$113,053	13%
SUPPRELIN® LA	19,130	21,590	(11)%
Other Specialty (1)	12,311	15,749	(22)%
Total Specialty Products	$159,433	$150,392	6%
Established Products:
PERCOCET®	$24,144	$26,290	(8)%
TESTOPEL®	8,604	9,610	(10)%
Other Established (2)	24,999	17,076	46%
Total Established Products	$57,747	$52,976	9%
Total Branded Pharmaceuticals (3)	$217,180	$203,368	7%
Sterile Injectables:
ADRENALIN®	$21,463	$22,873	(6)%
VASOSTRICT®	15,412	20,827	(26)%
Other Sterile Injectables (4)	43,253	51,681	(16)%
Total Sterile Injectables (3)	$80,128	$95,381	(16)%
Total Generic Pharmaceuticals (5)	$110,830	$134,382	(18)%
Total International Pharmaceuticals (6)	$18,368	$18,534	(1)%
Total Revenues, Net	$426,506	$451,665	(6)%
__________
(1)Products included within Other Specialty include AVEED® and NASCOBAL® Nasal Spray.
(2)Products included within Other Established include, but are not limited to, EDEX®.
(3)Individual products presented above represent the top two performing products in each product category for either the Successor three or nine months ended September 30, 2024, the Predecessor period from January 1, 2024 through April 23, 2024 and/or any product having revenues in excess of $25 million during any quarter presented for 2024 or 2023.
(4)Products included within Other Sterile Injectables include, but are not limited to, APLISOL®. No individual product within Other Sterile Injectables has exceeded 5% of consolidated total revenues for the periods presented.
(5)The Generic Pharmaceuticals segment is comprised of a portfolio of products that are generic versions of branded products, are distributed primarily through the same wholesalers, generally have limited or no intellectual property protection and are sold within the U.S. Lidocaine patch 5% (the generic version of LIDODERM®), made up approximately 8%, for the three months ended September 30, 2024, of consolidated revenues. During the three months ended September 30, 2023, Dexlansoprazole delayed release capsules (Endo’s generic version of Takeda Pharmaceuticals USA, Inc.’s Dexilant®), which launched in November 2022, made up 7% of Predecessor consolidated total revenues.
(6)No individual product within the International Pharmaceuticals segment accounted for more than 5% of consolidated total revenues for any of the periods presented.

The following table presents the unaudited Condensed Consolidated Statement of Operations (in thousands):

	Successor	Predecessor
	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023
TOTAL REVENUES, NET	$426,506	$451,665
COSTS AND EXPENSES:
Cost of revenues	448,324	230,286
Selling, general and administrative	148,322	138,772
Research and development	20,190	31,582
Acquired in-process research and development	1,750	—
Litigation-related and other contingencies, net	200	11,104
Acquisition-related and integration items, net	1,773	1,062
Interest expense, net	62,727	10
Reorganization items, net	—	57,960
Other income, net	(1,193)	(2,217)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(255,587)	$(16,894)
INCOME TAX (BENEFIT) EXPENSE	(22,811)	11,042
LOSS FROM CONTINUING OPERATIONS	$(232,776)	$(27,936)
DISCONTINUED OPERATIONS, NET OF TAX	—	(547)
NET LOSS	$(232,776)	$(28,483)
NET LOSS PER SHARE—BASIC:
Continuing operations	$(3.06)	$(0.12)
Discontinued operations	—	—
Basic	$(3.06)	$(0.12)
NET LOSS PER SHARE—DILUTED:
Continuing operations	$(3.06)	$(0.12)
Discontinued operations	—	—
Diluted	$(3.06)	$(0.12)
WEIGHTED AVERAGE SHARES:
Basic	76,156	235,220
Diluted	76,156	235,220

The following table presents unaudited Total revenues, net (dollars in thousands):

	Successor	Predecessor	Non-GAAP	Predecessor	Non-GAAP
	Nine Months Ended September 30, 2024	Period From January 1, 2024 through April 23, 2024	Combined Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023	% Change 2024 vs. 2023
Specialty Products:
XIAFLEX®	$215,046	$152,638	$367,684	$327,254	12%
SUPPRELIN® LA	33,648	26,213	59,861	73,390	(18)%
Other Specialty (1)	21,651	21,120	42,771	57,282	(25)%
Total Specialty Products	$270,345	$199,971	$470,316	$457,926	3%
Established Products:
PERCOCET®	$38,054	$33,892	$71,946	$78,791	(9)%
TESTOPEL®	16,986	13,225	30,211	32,199	(6)%
Other Established (2)	37,947	32,626	70,573	44,402	59%
Total Established Products	$92,987	$79,743	$172,730	$155,392	11%
Total Branded Pharmaceuticals (3)	$363,332	$279,714	$643,046	$613,318	5%
Sterile Injectables:
ADRENALIN®	$36,105	$38,601	$74,706	$75,581	(1)%
VASOSTRICT®	23,338	34,309	57,647	71,197	(19)%
Other Sterile Injectables (4)	77,159	59,621	136,780	186,886	(27)%
Total Sterile Injectables (3)	$136,602	$132,531	$269,133	$333,664	(19)%
Total Generic Pharmaceuticals (5)	$180,551	$143,677	$324,228	$511,141	(37)%
Total International Pharmaceuticals (6)	$30,184	$26,052	$56,236	$55,661	1%
Total Revenues, Net	$710,669	$581,974	$1,292,643	$1,513,784	(15)%
__________
(1)Products included within Other Specialty include AVEED® and NASCOBAL® Nasal Spray.
(2)Products included within Other Established include, but are not limited to, EDEX®.
(3)Individual products presented above represent the top two performing products in each product category for the Successor combined nine months ended September 30, 2024, the Predecessor period from January 1, 2024 through April 23, 2024 and/or any product having revenues in excess of $25 million during any quarter presented for 2024 or 2023.
(4)Products included within Other Sterile Injectables include, but are not limited to, APLISOL®. No individual product within Other Sterile Injectables has exceeded 5% of consolidated total revenues for the periods presented.
(5)The Generic Pharmaceuticals segment is comprised of a portfolio of products that are generic versions of branded products, are distributed primarily through the same wholesalers, generally have limited or no intellectual property protection and are sold within the U.S. Lidocaine patch 5%, the generic version of LIDODERM® made up 8%, for the Successor nine months ended September 30, 2024, of consolidated revenues. Varenicline tablets (Endo’s generic version of Pfizer Inc.’s Chantix®), which launched in September 2021, made up 10%, for the Predecessor nine months ended September 30, 2023 of consolidated total revenues. During the nine months ended September 30, 2023, Dexlansoprazole delayed release capsules (Endo’s generic version of Takeda Pharmaceuticals USA, Inc.’s Dexilant®), which launched in November 2022, made up 6%, of Predecessor consolidated total revenues.
(6)No individual product within the International Pharmaceuticals segment accounted for more than 5% of consolidated total revenues for any of the periods presented.

The following table presents the unaudited Condensed Consolidated Statement of Operations (in thousands):

	Successor	Predecessor
	Nine Months Ended September 30, 2024	Period From January 1, 2024 through April 23, 2024	Nine Months Ended September 30, 2023
TOTAL REVENUES, NET	$710,669	$581,974	$1,513,784
COSTS AND EXPENSES:
Cost of revenues	782,019	259,552	696,880
Selling, general and administrative	244,314	158,391	427,294
Research and development	42,638	32,022	87,322
Acquired in-process research and development	1,750	750	—
Litigation-related and other contingencies, net	200	200	54,317
Asset impairment charges	—	2,103	146
Acquisition-related and integration items, net	1,643	(196)	1,824
Interest expense (income), net	107,396	(2)	239
Reorganization items, net	—	(6,125,099)	227,579
Other (income) expense, net	(947)	5,262	(2,163)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(468,344)	$6,248,991	$20,346
INCOME TAX (BENEFIT) EXPENSE	(86,792)	58,511	27,094
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(381,552)	$6,190,480	$(6,748)
DISCONTINUED OPERATIONS, NET OF TAX	—	182,838	(1,576)
NET (LOSS) INCOME	$(381,552)	$6,373,318	$(8,324)
NET (LOSS) INCOME PER SHARE—BASIC:
Continuing operations	$(5.01)	$26.32	$(0.03)
Discontinued operations	—	0.78	(0.01)
Basic	$(5.01)	$27.10	$(0.04)
NET (LOSS) INCOME PER SHARE—DILUTED:
Continuing operations	$(5.01)	$26.32	$(0.03)
Discontinued operations	—	0.78	(0.01)
Diluted	$(5.01)	$27.10	$(0.04)
WEIGHTED AVERAGE SHARES:
Basic	76,156	235,220	235,219
Diluted	76,156	235,220	235,219

The following table presents the unaudited Condensed Consolidated Balance Sheet (in thousands):

	Successor	Predecessor
	September 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$367,574	$777,919
Restricted cash and cash equivalents	87,492	167,702
Accounts receivable	383,225	386,919
Inventories, net	613,275	246,017
Other current assets	75,197	89,944
Total current assets	$1,526,763	$1,668,501
TOTAL NON-CURRENT ASSETS	3,152,937	3,468,793
TOTAL ASSETS	$4,679,700	$5,137,294
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$486,510	$537,736
Other current liabilities	60,234	1,058
Total current liabilities	$546,744	$538,794
LONG-TERM DEBT, LESS CURRENT PORTION, NET	2,424,439	—
OTHER LIABILITIES	107,962	100,192
LIABILITIES SUBJECT TO COMPROMISE	—	11,095,868
SHAREHOLDERS’ EQUITY (DEFICIT)	1,600,555	(6,597,560)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$4,679,700	$5,137,294

The following table presents the unaudited Condensed Consolidated Statement of Cash Flow data (in thousands):

	Successor	Predecessor
	Nine Months Ended September 30, 2024	Period From January 1, 2024 through April 23, 2024	Nine Months Ended September 30, 2023
OPERATING ACTIVITIES:
Net (loss) income	$(381,552)	$6,373,318	$(8,324)
Adjustments to reconcile Net (loss) income to Net cash provided by (used in) operating activities	465,038	(7,117,959)	328,365
Net cash provided by (used in) operating activities	$83,486	$(744,641)	$320,041
INVESTING ACTIVITIES:
Capital expenditures, excluding capitalized interest	(22,209)	(19,751)	(74,245)
Acquisitions, including in-process research and development, net of cash and restricted cash acquired	(1,750)	(750)	—
Proceeds from sale of business and other assets	3,685	2,188	3,538
Proceeds from the U.S. Government Agreement	1,034	7,728	32,560
Net cash used in investing activities	$(19,240)	$(10,585)	$(38,147)
FINANCING ACTIVITIES:
Payments on borrowings, including certain adequate protection payments, net (a)	—	(2,783,950)	(445,519)
Proceeds from issuance of debt and equity, net of other payments	(7,072)	2,907,558	(9,352)
Net cash (used in) provided by financing activities	$(7,072)	$123,608	$(454,871)
Effect of foreign exchange rate	887	(1,998)	(20)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$58,061	$(633,616)	$(172,997)
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	397,005	1,030,621	1,249,241
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$455,066	$397,005	$1,076,244
__________
(a)Beginning during the third-quarter of 2022, Endo International plc (EIP) became obligated to make certain adequate protection payments as a result of its previously disclosed Chapter 11 proceedings.

SUPPLEMENTAL FINANCIAL INFORMATION
Non-GAAP Financial Measures
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain financial information of Endo, Inc. in this release that are not prescribed by or prepared in accordance with GAAP. The Company utilizes these non-GAAP financial measures as supplements to financial measures determined in accordance with GAAP when evaluating operating performance and the Company believes that these measures will be used by certain investors to evaluate operating results. The Company believes that presenting these non-GAAP financial measures provides useful information about performance across reporting periods on a consistent basis by excluding certain items, which may be favorable or unfavorable, as more fully described in the reconciliation tables below.
Despite the importance of these measures to management in goal setting and performance measurement, the Company stresses that these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted EBITDA and non-GAAP adjusted net income (unlike GAAP net income and its components) may differ from, and may not be comparable to, the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
These non-GAAP financial measures should not be viewed in isolation or as substitutes for, or superior to, financial measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.
The tables below provide reconciliations of certain of the non-GAAP financial measures included in this release to their most directly comparable GAAP metrics. Refer to the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.

Reconciliation of Net Loss (GAAP) to EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net Loss (GAAP) to Adjusted EBITDA (non-GAAP) (in thousands):

	Successor	Predecessor (a)
	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023
Net Loss (GAAP)	$(232,776)	$(28,483)
Income tax (benefit) expense, net	(22,812)	11,042
Interest expense, net	62,727	10
Depreciation and amortization (1)	75,562	77,087
EBITDA (non-GAAP)	$(117,299)	$59,656
Acquisition & Divestitures (2)	263,084	1,062
Restructuring or similar transactions (3)	6,507	10,764
Reorganization items, net (4)	—	57,960
Other (5)	(993)	13,061
Discontinued Operations (7)	—	547
Adjusted EBITDA (non-GAAP)	$151,299	$143,050
__________
(a)Certain prior period non-GAAP adjustments have been reclassified to conform to the current period presentation. Unless otherwise noted in the footnotes below, there have been no changes to the adjustment amounts.
Reconciliation of Net Loss (GAAP) to Adjusted Net Income (non-GAAP)
The following table provides a reconciliation of Endo’s Net Loss (GAAP) to Adjusted Net Income (non-GAAP) (in thousands):

	Successor	Predecessor (a)
	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023
Net Loss (GAAP)	$(232,776)	$(28,483)
Non-GAAP adjustments:
Acquisition & Divestitures (2)	324,452	65,616
Restructuring or similar transactions (3)	6,507	10,764
Reorganization items, net (4)	—	57,960
Other (5)	(993)	12,949
Tax adjustments (6)	(35,227)	12,088
Discontinued Operations (7)	—	547
Adjusted Net Income (non-GAAP)	$61,963	$131,441
__________
(a)Certain prior period non-GAAP adjustments have been reclassified to conform to the current period presentation. Unless otherwise noted in the footnotes below, there have been no changes to the adjustment amounts.

Reconciliation of Select Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of select other income statement data for Endo, Inc. between the GAAP and non-GAAP measure (in thousands):

	Three Months Ended September 30, 2024 (Successor)
	Cost of revenues	Gross profit (a)	Gross margin (a)	Total operating expenses (b)	Reorganization items, net	Other (income) expense, net	Income tax (benefit) expense
Reported (GAAP)	$448,324	$(21,818)	(5.1)%	$172,235	$—	$(1,193)	$(22,811)
Items impacting comparability:
Acquisition & Divestitures (2)	(309,397)	309,397		(15,054)	—	—	—
Restructuring or similar transactions (3)	(74)	74		(6,433)	—	—	—
Other (5)	—	—		(200)	—	1,193	—
Tax adjustments (6)	—	—		—	—	—	35,227
Non-GAAP	$138,853	$287,653	67.4%	$150,548	$—	$—	$12,416

	Three Months Ended September 30, 2023 (c)
	Cost of revenues	Gross profit (a)	Gross margin (a)	Total operating expenses (b)	Reorganization items, net	Other income, net	Income tax expense (benefit)
Reported (GAAP)	$451,665	$221,379	49.0%	$182,520	$57,960	$(2,217)	$11,042
Items impacting comparability:
Acquisition & Divestitures (2)	(64,554)	64,554		(1,062)	—	—	—
Restructuring or similar transactions (3)	(1,342)	1,342		(9,422)	—	—	—
Reorganization items, net (4)	—	—		—	(57,960)	—	—
Other (5)	—	—		(15,152)	—	2,203	—
Tax adjustments (6)	—	—		—	—	—	(12,088)
Non-GAAP	$385,769	$287,275	63.6%	$156,884	$—	$(14)	$(1,046)
__________
(a)Gross profit is calculated as total revenues less cost of revenues. Gross margin is calculated as gross profit divided by total revenues. Adjusted gross profit is calculated as total revenues less adjusted cost of sales. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.
(b)Total operating expenses is calculated as the total of: (i) Selling, general and administrative; (ii) Research and development; (iii) Acquired in-process research and development; (iv) Litigation-related and other contingencies, net; (v) Asset impairment charges; and (vi) Acquisition related and integration items, net.
(c)Certain prior period non-GAAP adjustments have been reclassified to conform to the current period presentation. Unless otherwise noted in the footnotes below, there have been no changes to the adjustment amounts.

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the non-GAAP financial measures are as follows:
(1)    Depreciation and amortization per the Adjusted EBITDA reconciliations do not include amounts reflected in other lines of the reconciliations, including amounts related to restructuring or other transactions.
(2)    Adjustments for acquisitions and divestitures included the following (in thousands):

	Successor		Predecessor
	Three Months Ended September 30, 2024		Three Months Ended September 30, 2023
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Amortization of inventory step-up	$248,029	$—	$—	$—
Fair value of contingent consideration	—	1,773	—	1,062
Amortization of intangible assets (a)	61,368	—	64,429	—
Integration	—	13,281	—	—
Other acquisition and divestiture items	—	—	125	—
Total	$309,397	$15,054	$64,554	$1,062
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(a)For the purposes of calculating Adjusted EBITDA (non-GAAP), amortization of intangible assets is excluded from the adjustments for acquisitions and divestitures as it is included as an adjustment to arrive at EBITDA (non-GAAP). Amortization of intangible assets is an adjustment included in the acquisitions and divestitures line item for the purposes calculating Adjusted Net Income (non-GAAP).
(3)    Adjustments for Restructuring or similar transactions included the following (in thousands):

	Successor		Predecessor
	Three Months Ended September 30, 2024		Three Months Ended September 30, 2023
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$—	$6,433	$1,000	$9,424
Inventory adjustments	—	—	342	(2)
Other	74	—	—	—
Total	$74	$6,433	$1,342	$9,422
(4)    Amounts relate to the net expense or income recognized during Endo International plc’s bankruptcy proceedings required to be presented as Reorganization items, net under Accounting Standards Codification Topic 852, Reorganizations.
(5)    The “Other” row included in the above reconciliation of Net (Loss) Income (GAAP) to Adjusted Net Income (non-GAAP) includes the following adjustments:

	Successor	Predecessor
	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023
	Other (Income)/Expense	Operating expenses	Other (Income)/Expense	Discontinued Operations
Certain Legal Costs	$(280)	$(1,514)	$—	$—
Legal Settlements	—	(11,104)	—	—
Foreign currency impact related to the re-measurement of intercompany debt instruments	(601)	—	2,203	—
Other	(312)	(2,534)	—	(547)
Total	$(1,193)	$(15,152)	$2,203	$(547)
(6)    Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which Endo, Inc. or EIP operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.

(7)    To exclude from the results of the Predecessor reported as discontinued operations. No portion of Endo, Inc.’s business is currently reported as a discontinued operation.

About Endo
Endo is a diversified specialty pharmaceutical company boldly transforming insights into life-enhancing therapies. Our passionate team members collaborate to develop and deliver these essential medicines. Together, we are committed to helping everyone we serve live their best life. Learn more at www.endo.com or connect with us on LinkedIn.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements including, but not limited to the statements by Mr. Hirsch and any statements relating to supply disruptions, pipeline development, financial guidance, expectations, plans or projections and any other statements that refer to expected, estimated, predicted or anticipated future results or that do not relate solely to historical facts. Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "look forward," "intends," "guidance," "future," “potential” or similar expressions are examples of forward-looking statements. Because these statements reflect Endo’s current views, expectations and beliefs concerning future events, they involve risks and uncertainties, some of which Endo may not currently be able to predict. Although Endo believes that these forward-looking statements and other information are based upon reasonable assumptions and expectations, readers should not place undue reliance on these or any other forward-looking statements and information. Actual results may differ materially and adversely from current expectations based on a number of factors, including, among other things, the following: the effects of the emergence of EIP’s operating assets from the Chapter 11 financial restructuring process, including as it relates to the accounting for the effects of the Plan and the application of fresh start accounting; changes in competitive, market or regulatory conditions; changes in legislation or regulations; the ability to obtain and maintain adequate protection for intellectual property rights; the impacts of competition such as those related to XIAFLEX®; the timing and uncertainty of the results of both the research and development and regulatory processes; health care and cost containment reforms, including government pricing, tax and reimbursement policies; litigation; the performance including the approval, introduction and consumer and physician acceptance of current and new products; the performance of third parties upon whom we rely for goods and services; issues associated with our supply chain; our ability to develop and expand our product pipeline and to launch new products and to continue to develop the market for XIAFLEX® and other branded, sterile injectable or unbranded products; the effectiveness of advertising and other promotional campaigns; and the timely and successful implementation of business development opportunities and/or any other strategic priorities. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws. Additional information concerning risk factors, including those referenced above, can be found in press releases issued by Endo and in Endo’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Endo’s most recent Form 10-Q and in Endo’s final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with Endo’s Form S-1/A.
Copies of the Company's press releases and additional information about the Company are available at www.endo.com or you can contact the Company's Investor Relations Department at investor.relations@endo.com.
SOURCE Endo, Inc.

Media:	Investors:
Linda Huss	Laure Park or Juan Avendano
media.relations@endo.com	investor.relations@endo.com
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